CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Amendment No. 2 to the Registration Statement on Form S-3 of our report dated June 24, 1996, appearing on page F-2 of The Panda Projects Inc.'s Annual Report on Form 10-K for the year ended March 31, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ PRICE WATERHOUSE LLP
-------------------------
Price Waterhouse LLP
Fort Lauderdale, Florida
January 17, 1997